UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 23, 2008

AMERICAN COMMUNITY BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

NORTH CAROLINA	000-30517	56-2179531
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4500 CAMERON VALLEY PARKWAY, SUITE 150, CHARLOTTE, NC 28211

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (704) 225-8444

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Change in Control Agreement with William Mark DeMarcus

On April 23, 2008, American Community Bancshares, Inc., Charlotte, North Carolina (the “Registrant”), entered into a change in control agreement with William Mark DeMarcus, Chief Banking Officer of American Community Bank, Monroe, North Carolina (the “Bank”), the Registrant’s wholly owned subsidiary.

The agreement has an initial term of three (3) years. At the end of the initial three (3) year term, the Registrant, in its sole discretion, may elect to extend the agreement for a further three (3) years.

The agreement entitles Mr. DeMarcus to receive an amount that is the greater of (1) any severance payment offered by the Bank or its successor in connection with the termination of Mr. DeMarcus’s employment following a “change in control” of the Registrant or (2) a lump sum amount equal to the average annual salary paid to Mr. DeMarcus over the previous twelve (12) month period. Mr. DeMarcus is entitled to receive such a payment in the event that the Registrant, the Bank, or any of their successors terminates Mr. DeMarcus’s employment, other than for “cause,” within eighteen (18) months after any “change in control” of the Registrant or, in the event of a voluntary termination of Mr. DeMarcus’s employment within eighteen (18) months after any change in control under which Mr. DeMarcus shall have incurred a reduction in compensation or a reduction of responsibilities, or is required to move to a workplace greater than thirty-five (35) miles from Charlotte, North Carolina.

The agreement also provides that for a period of one (1) year following termination of the agreement or Mr. DeMarcus’s employment for any reason other than for “cause,” Mr. DeMarcus will not “compete” with the Registrant or the Bank in Mecklenburg County, North Carolina, or any county contiguous to Mecklenburg County.

Change in Control Agreement with Dan R. Ellis, Jr.

On April 23, 2008, the Registrant entered into a change in control agreement with Dan R. Ellis, Jr., Senior Vice President and Chief Financial Officer of the Registrant and the Bank.

The agreement has an initial term of three (3) years. At the end of the initial three (3) year term, the Registrant, in its sole discretion, may elect to extend the agreement for a further three (3) years.

The agreement entitles Mr. Ellis to receive an amount that is the greater of (1) any severance payment offered by the Bank or its successor in connection with the termination of Mr. Ellis’s employment following a “change in control” of the Registrant or (2) a lump sum amount equal to two (2) times the average annual salary paid to Mr. Ellis over the previous twelve (12) month period. Mr. Ellis is entitled to receive such a payment in the event that the Registrant, the Bank, or any of their successors terminates Mr. Ellis’s employment, other than for “cause,” within eighteen (18) months after any “change in control” of the Registrant or, in the event of a voluntary termination of Mr. Ellis’s employment within eighteen (18) months after any change in control under which Mr. Ellis shall have incurred a reduction in compensation or a reduction of responsibilities, or is required to move to a workplace greater than thirty-five (35) miles from Monroe, North Carolina.

The agreement also provides that for a period of one (1) year following termination of the agreement or Mr. Ellis’s employment for any reason other than for “cause,” Mr. Ellis will not “compete” with the Registrant or the Bank in Mecklenburg County, North Carolina, or any county contiguous to Mecklenburg County.

Item 2.02	Results of Operations and Financial Condition.

On April 23, 2008, the Registrant announced financial results for the quarter ended March 31, 2008. For the first quarter of 2008, unaudited earnings were $991,000, a decrease of $296,000 or 23% from unaudited earnings for the first quarter of 2007. A copy of the press release (the “Press Release”) announcing the Registrant’s results for the quarter ended March 31, 2008, including a table of selected financial information, is filed as Exhibit 99.1 hereto and incorporated by reference herein.

The information contained or incorporated by reference in Item 2.02 of this Current Report shall not be deemed “filed” for purposes of section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01	Other Events.

On April 23, 2008, the Registrant announced that its board of directors declared a cash dividend of $0.05 per share for the second quarter of 2008. The dividend will be paid on June 2, 2008, to shareholders of record on May 23, 2008.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
99.1	Press Release dated April 23, 2008, regarding the Registrant’s results of operations for the quarter ended March 31, 2008, and second quarter dividend of $0.05 per share

This Current Report on Form 8-K (including information included or incorporated by reference herein) may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements regarding certain of Registrant’s goals and expectations with respect to earnings, income per share, revenue, expenses and the growth rate in such items, as well as other measures of economic performance, including statements relating to estimates of credit quality trends, and (ii) statements preceded by, followed by or that include the words “may,” “could,” “should,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “projects,” “outlook” or similar expressions. These statements are based upon the current belief and expectations of Registrant’s management and are subject to significant risks and uncertainties that are subject to change based on various factors (many of which are beyond Registrant’s control).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN COMMUNITY BANCSHARES, INC.

	By:	/s/ Randy P. Helton
Randy P. Helton
President and Chief Executive Officer

Dated: April 29, 2008

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99.1	Press Release dated April 23, 2008, regarding the Registrant’s results of operations for the quarter ended March 31, 2008, and second quarter dividend of $0.05 per share